Exhibit 99.1

[Curis Logo]

FOR IMMEDIATE RELEASE

Curis Announces Delay in Filing Form 10-Q for Third Quarter of Fiscal 2005

- Curis Files Form 12b-25 with the SEC -

CAMBRIDGE, MA, November 9, 2005 – Curis, Inc. (NASDAQ: CRIS), a therapeutic drug development company, today announced that the filing of its Quarterly Report on Form 10-Q for the third quarter ended September 30, 2005 will be delayed beyond the Securities and Exchange Commission’s filing deadline of November 9, 2005. As a result, Curis is also delaying the announcement of its third quarter 2005 earnings results and related conference call that were originally scheduled for November 9, 2005 and November 10, 2005, respectively. The Company has filed a Form 12b-25 – Notification of Late Filing with the Securities and Exchange Commission in connection with the delay in filing its Quarterly Report on Form 10-Q.

As discussed in the Form 12b-25, the full text of which may be found on the SEC’s EDGAR site at www.sec.gov, the Company has recently concluded that it made accounting errors in prior periods because: (1) it prematurely recorded accounts receivable within the assets section of its Balance Sheet as well as an offsetting amount to its deferred revenues within the liabilities section of its Balance Sheet in connection with a collaboration agreement executed in 2003; and (2) it used the contractually negotiated price rather than the closing market price to calculate the value of common shares sold in connection with two of its collaboration agreements. The Company’s financial statements to be included in the Quarterly Report on Form 10-Q are not complete because, although the Company has worked diligently to complete its assessment of the materiality of these errors, the Company has not yet determined whether it is required to restate its financial statements for certain prior periods or correct these errors with a cumulative adjustment in the Quarterly Report on Form 10-Q.

The first error occurred when the Company mistakenly treated two $2 million annual maintenance payments payable under its June 2003 Genentech collaboration as Accounts Receivable. The Company has determined that there were contingencies relating to its receipt of each payment and, therefore, these amounts should not have been reflected in its Balance Sheet until the cash payments were received. As a result of the error, the Company’s Balance Sheet reflected excess Accounts Receivable in the amount of $4 million in Q3 2003. As the contingencies expired, the receivable balances were paid and the overstatement of Accounts Receivable declined to $2 million in Q2 2004 and to $0 at year-end 2004. By the end of 2004, therefore, this error had corrected itself and the Company’s balance sheet was correct with respect to these contingent payments. The Company’s Balance Sheet also reflected excess Deferred Revenue during those periods in like amounts. This error had no effect on the Company’s Statement of Operations. The errors did not impact cash, cash flow, revenue or income in any period.

The other errors were caused by the Company’s allocation of up-front payments that it received under its June 2003 Genentech collaboration agreement and January 2004 Wyeth collaboration agreement. In both of these collaborations, the Company received contractually specified payments in consideration for granting to each such collaborator an exclusive license to specific technologies and issuing to each such collaborator shares of the Company’s common stock. In both cases, the Company initially was required to allocate this aggregate up-front payment for common stock and license fees to the Equity and Deferred Revenue line items in its Balance Sheet. In each case, the Company calculated the value of the common stock using the negotiated price (which was less than the closing market price on the agreement date). Because of this, it allocated too little of the payment to Equity and too much to Deferred Revenue. These errors did have some effect on both the Company’s Statement of Operations and its Balance Sheet because, in each case, the Company amortized Deferred Revenue over the life of the agreement to Revenues in its Statement of Operations. Because the amount of Deferred Revenue was too high, the amount recognized as revenue also was too high. These errors did not impact cash or cash flow. As a result of these errors, the Company’s Statement of Operations and Balance Sheet:

	(in $000s)
	2003	2004	Through June 2005
Statement of Operations:

• overstated Revenue	124	233	104

Balance Sheet:

• understated APIC	(1,491)	(1,629)	(1,629)

• overstated Deferred Revenue	1,367	1,217	1,167

The errors were discovered in connection with an ordinary review of the Company’s most recent annual report on Form 10-K for the year ended December 31, 2004 and Quarterly Report on Form 10-Q for the Quarter ended March 31, 2005 by the staff of the Corporation Finance Division of the United States Securities and Exchange Commission. The Company does not believe that the review has identified any other accounting errors. The Company currently is considering whether a restatement is required to correct these errors. Once that conclusion is reached, the Company will be able to file its Form 10-Q, as well as any amendments to previous filings required as a result of that conclusion.

About Curis, Inc.

Curis, Inc. is a therapeutic drug development company. The Company’s technology focus is on regulatory pathways that control repair and regeneration. Curis’ product development involves the use of proteins or small molecules to modulate these pathways. Curis has successfully used this technology and product development approach to produce several promising drug product candidates in the fields of cancer (under two collaborations with Genentech, one of which includes a co-development arrangement for a basal cell carcinoma product candidate that is currently in Phase I clinical trials), neurological disorders (under collaboration with Wyeth), hair growth (under collaboration with Procter & Gamble), kidney and other diseases (licensed to

Ortho Biotech Products and under development at Centocor, both subsidiaries of Johnson & Johnson), and cardiovascular disease. Curis also possesses robust small molecule drug screening technologies and preclinical scientific expertise that Curis believes it can use to create a sustainable drug candidate pipeline including, for example, its efforts in Spinal Muscular Atrophy (under sponsored research agreement with the Spinal Muscular Atrophy Foundation). For more information, please visit the Curis web site at www.curis.com.

Cautionary Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this release are forward-looking statements. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “will” and other similar expressions help identify forward-looking statements. In particular, the statements regarding the possible filing of restated financial statements and statements relating to the Company’s expected completion of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 are forward-looking statements. These forward-looking statements involve important risks and uncertainties and are based on current expectations, assumptions, estimates and projections, including with respect to the Company’s financial statements, business and operations. Such risks and uncertainties include, but are not limited to, the Company’s ability to complete the assessment of whether it may be required to restate its financial statements described above on a timely basis, the results of such assessment and the Company’s ability to timely file the Quarterly Report on Form 10-Q, and any amendments to previous filings required as a result of that assessment once such conclusion is reached, as well as the risk factors set forth under the heading “Factors That May Affect Future Results” in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 which is on file with the Securities and Exchange Commission . The forward-looking statements in this press release represent the Company’s estimates as of the date of this release. The Company specifically disclaims any obligation to update these forward-looking statements in the future as a result of changed circumstances. These forward-looking statements should not be relied upon as representing the Company’s estimates as of any date after the date of this release.

Contacts

For Curis, Inc.

Michael P. Gray

Chief Financial Officer

(617) 503-6632

Megan E. Burling

Director, Corporate Communications

(617) 503-6658